EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Biomarkers, Inc.
Seattle, Washington

We consent to the use of our audit report dated September 23, 2010, on the financial statements of Pacific Biomarkers, Inc., for the filing with and attachment to the Form 10-K for the year ended June 30, 2010, and for incorporation by reference in the Registration Statements of Pacific Biomarkers, Inc. on Form S-8 (File Nos. 333-23497, 333-109795 and 333-153705).

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, WA

September 23, 2010